THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                New York Branch
                                245 Park Avenue
                              New York, N.Y. 10167

Head Office                                                          Telephone
Tokyo, Japan                                                      (212) 557-3500

                                                March 3, 1995

Mr. Robert Christensen
President
Republic Leasing Incorporated
The Republic Building
Olympia, WA  98507


Dear Bob,

The Industrial Bank of Japan, Limited, New York Branch (the "Advisor") will use their best efforts in assisting Republic Leasing Incorporated ("RLI") in raising senior securitized debt or certificates of interest in a trust or special purpose entity, the proceeds of which are to be used in securitizing RLI's or it's affiliates auto leases on terms substanitally similar to the terms outlined in Attachment I (the "Transaction"). Among the activities that the Advisor will assist RLI in will be 1) obtaining a rating on the securities issued pursuant to the Transaction (the "Bonds"), 2) attempting to obtain bond insurance on a commercially reasonable basis from a mono-line financial insurance company, 3) reviewing the legal documents of the Transaction, 4) structuring the Transaction, and 5) in the event that the Prime Purchaser, as defined below, elects not to purchase the Bonds, finding an alternative purchaser. It is understood that the Advisor may utilize an affiliate or an entity sponsored by the Advisor in assisting RLI hereunder.

Our fee for assisting RLI on the Transaction will be equal to the sum of 1) $100,000 payable upon the successful completion of the first Transaction, $75,000 upon completion of the second Transaction, and $75,000 upon completion of the third Transaction during the term hereof as such term may be extended in accordance with the terms hereof (the "Closing"), 2) .25% of the Bond amount drawn payable upon each draw, and 3) warrants, payable at Closing directly to an affiliate of the Advisor or entity sponsored by the Advisor, (with an exercise price equal to the lesser of the then current market or book value of RLI's common stock, but in no event less than $1) for 4% of the common stock of RLI (collectively, the "Advisor Fee"). In addition, RLI shall pay to the Advisor within ten days of a written request, up to an aggregate of $10,000 and any additional amounts that are authorized in writing by RLI for reasonable out-of-pocket expenses, whether or not a Transaction closes.

RLI shall give the Advisor, an affiliate of the Advisor or an entity sponsored by the Advisor (the "Prime Purchaser") the right of first refusal during the term hereof as such term may be extended in accordance with the terms hereof to purchase the Bonds, based on the terms outlined in Attachment I or substantially similar terms. The Advisor agrees that it is not an agent of RLI and may not bind or obligate RLI. RLI agrees to use its best efforts to negotiate and conclude the Transaction by September 1, 1995.

RLI and the Advisor both agree to allow the other to advertise, make announcements and/or publicize each other's involvement in the transaction subject to the approval of the other party, such approval shall not be unreasonably withheld; provided, however, that announcement of the purchase of any Securities by the Prime Purchaser may only be made upon the express written consent of the Advisor.

Unless this agreement is extended by the mutal agreement of both parties, this agreement will expire on November 30, 1995. RLI agrees that it will extend the term of this agreement for three months, provided substantial progress has been made toward completing a rated Transaction. The undertakings herein are subject to a standard of commercial reasonableness.

                                                Sincerely,


                                                Peter Nagykery
                                                (Signature)

                                                Peter Nagykery
                                                Senior Vice President

Agreed and Accepted:

By: R.W. Christensen
    (Signature)

Name:  R. W. Christensen, Jr., President

Date:  03/10/95

                                  Attachment I

Program Size:                 $100,000,000

Minimum Inital Amount:        $10,000,000

Minimum
Committed Amount:             $30,000,000

Maximum
Committed Amount:             $100,000,000

Rating: A or better by S&P, Moody's, Fitch or Duff & Phelps (S&P, Moody's, Fitch or Duff & Phelps, collectively, the "Rating Agencies)

Price:                        100%

Coupon: The fixed rate equivalent of one month LIBOR plus the Base Spread plus the Credit Spread

Base Spread:                  .50% if the average life is equal to 1 years; .70%
                              if the average life is equal to three years; if the average life is between 1 and 3 years the interpolated rate depending on the average life
                              (i.e. if the average life were two years the spread would be equal to .60%)

Credit Spread:                If Duff & Phelps is not the only rating agency 0%
                              if AAA, .25% if AA, .50% if A. If Duff & Phelps is the only rating agency .10% if AAA, .35% if AA, .75% if A.

Facility Fee:                 .20% per annum payable monthly on the amount by
                              which the actual Committed Amount is in excess of the bonds outstanding

Good Faith
Initial Deposit:              Republic shall pay the Advisor a Good Faith Inital
                              Deposit of $25,000 upon the signing of this agreement. Such fee will be credited toward the Advisory Fee payable at Closing.


Agreed and Accepted:                          Agreed and Accepted:


By: R.W. Christensen                          By: Peter Nagykery
    (Signature)                                   (Signature)

Name: R. W. Christensen, Jr., President       Name: Peter Nagykery

Date:  3/10/95                                Date:  3/13/95